Exhibit 99.1

EyePoint Pharmaceuticals Presents Interim Masked Safety Data and Patient Baseline Characteristics for DAVIO 2 Clinical Trial at OIS Retina Innovation Summit

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Interim safety data from the Phase 2 DAVIO 2 trial continues to demonstrate EYP-1901 is well tolerated with no reported drug-related ocular or systemic SAEs -

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Patient demographics demonstrate the Phase 2 DAVIO 2 population has a better baseline BCVA and decreased CST compared to the Phase 1 DAVIO trial cohort at trial start-

- Phase 2 DAVIO 2 clinical trial remains on track to report topline data in December 2023 -

WATERTOWN, Mass., July 27, 2023 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing therapeutics to improve the lives of patients with serious eye disorders, today announced interim masked safety data and baseline patient demographics from its Phase 2 DAVIO 2 clinical trial of EYP-1901, a potential sustained delivery maintenance treatment for wet age-related macular degeneration (wet AMD). These data are being presented today at the OIS Retina Innovation Summit in Seattle, WA by Nancy Lurker, Executive Vice-Chair of EyePoint Pharmaceuticals.

“EYP-1901 continues to demonstrate an excellent safety profile in the Phase 2 DAVIO 2 trial with no reported drug-related ocular serious adverse events (SAEs) and no reported drug-related systemic SAEs in the 160 enrolled patients as of July 1, 2023,” said Jay S. Duker, M.D., President and Chief Executive Officer of EyePoint Pharmaceuticals. “Safety is paramount for both patients and physicians in the development of ophthalmic treatments, and these data support EYP-1901’s continued track record of safety in humans. We are developing EYP-1901 as a sustained delivery therapeutic option to maintain vision in a majority of wet AMD patients for up to six-months or longer, while also reducing the treatment burden of frequent injections and improving treatment compliance. Additionally, we are also pleased to present the Phase 2 DAVIO 2 patient baseline characteristics, demonstrating DAVIO 2 patients had better starting visual acuity and less central subfield thickness (CST) than the Phase 1 DAVIO cohort. We look forward to sharing our topline results from the DAVIO 2 trial in December of this year.”

A masked safety summary as of July 1, 2023 found that there have been no reported drug-related ocular SAEs and no reported drug-related systemic SAEs in the DAVIO 2 trial. There were two ocular SAEs unrelated to EYP-1901 in the trial:

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Retinal detachment in a study eye detected at week 1 (one week post initial aflibercept injection, prior to EYP-1901 injection)
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Retinal hemorrhage in a non-study fellow eye

EyePoint also presented the Phase 2 DAVIO 2 trial screening characteristics and provided a comparison to baseline demographics of the Phase 1 DAVIO patients. Interim baseline data on patients in the Phase 2 DAVIO 2 trial as of July 1, 2023 reveal that patients feature a mean best corrected visual acuity (BCVA) of 74 letters, compared with a mean BCVA of 69 letters in the Phase 1 DAVIO trial. Mean CST in the Phase 2 DAVIO 2 trial was 265 μm, compared to 299 μm in the Phase 1 DAVIO trial. Mean age of patients in the Phase 2 DAVIO 2 trial is 76 years old, compared to 77.4 years old in the Phase 1 DAVIO trial.

DAVIO 2 is a randomized, controlled Phase 2 clinical trial of EYP-1901 in patients with previously treated wet AMD. All enrolled patients had been previously treated with standard-of-care anti-VEGF therapy and were randomly assigned to one of two doses of EYP-1901 (approximately 2 mg or 3 mg) or an aflibercept control. EYP-1901 is delivered with a single intravitreal injection in the physician's office, similar to current FDA approved anti-VEGF treatments. The primary efficacy endpoint of the DAVIO 2 trial is change in BCVA compared to the aflibercept control, six-months after the EYP-1901 injection. Secondary efficacy endpoints include change in CST as measured by optical coherence tomography (OCT), number of eyes that remain free of supplemental anti-VEGF injections, number of aflibercept injections in each group, and safety. More information about the trial is available at clinicaltrials.gov (identifier: NCT05381948).

About EYP-1901

EYP-1901 is being developed as an investigational sustained delivery treatment for retinal disease combining a bioerodible formulation of EyePoint's proprietary Durasert® delivery technology (Durasert E™) with vorolanib, a tyrosine kinase inhibitor. Positive safety and efficacy data from the Phase 1 DAVIO clinical trial of EYP-1901 in wet AMD showed a positive safety profile with stable visual acuity and OCT. Further, the data demonstrated an impressive treatment burden reduction of 75% at six months and 73% at the 12-month visit following a single dose of EYP-1901. Phase 2 trials are fully enrolled in wet AMD and non-proliferative diabetic retinopathy, and a diabetic macular edema trial is planned for initiation in Q1 2024. Vorolanib is licensed to EyePoint exclusively by Equinox Sciences for the localized treatment of all ophthalmic diseases.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary bioerodible Durasert E™ technology for sustained intraocular drug delivery including EYP-1901, an investigational sustained delivery intravitreal anti-VEGF treatment currently in Phase 2 clinical trials. The proven Durasert® drug delivery platform has been safely administered to thousands of patients' eyes across four U.S. FDA approved products. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts. For more information visit www.eyepointpharma.com.

EYEPOINT SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the sufficiency of our existing cash resources into 2025; our plans and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements containing the words “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes uncertainties regarding our ability to realize the anticipated benefits of the 2023 sale of YUTIQ® to Alimera Sciences including our potential to receive additional payments from Alimera pursuant to the our agreements with Alimera; our ability to manufacture YUTIQ in sufficient quantities pursuant to our commercial supply agreements with Alimera and Ocumension Therapeutics; the timing and clinical development of our product candidates, including EYP-1901; the potential for EYP-1901 as a novel sustained delivery treatment for serious eye diseases, including wet age-related macular degeneration, non-proliferative diabetic retinopathy and diabetic macular edema; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the success of current and future license agreements, including our agreements with Alimera, Ocumension, Equinox Science and Betta Pharmaceuticals; termination or breach of current and future license agreements; our dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; effects of competition; market acceptance of our products, including our out-licensed products; product liability; industry consolidation; compliance with environmental laws; risks and costs of international business operations; volatility of stock price; possible dilution; the impact of instability in general business and economic conditions, including changes in inflation, interest rates and the labor market; the extent to which COVID-19 impacts our business and the medical community; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; the sufficiency of the Company’s cash resources and need for additional financing; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated, or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investors:

Christina Tartaglia

Stern IR

Direct: 212-698-8700

christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

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